UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 13, 2021

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVGW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2021, Calavo Growers, Inc. (“Calavo”) appointed Mariela Matute, as Chief Financial Officer, commencing October 11, 2021. Steve Hollister, Calavo’s interim Chief Executive Officer, will resign as Calavo’s interim Chief Financial Officer on October 11, 2021 but continue as interim Chief Executive Officer.

Ms. Matute, age 45, has served as Director of Finance and Operations for Amazon Business, the business-to-business (B2B) online procurement division of Amazon.com, Inc. (NYSE: AMZN) from February 2017, where she managed a team of 70 professionals across controllership, financial planning, pricing analytics, sales and operations planning, tech roadmap and payments. Also at Amazon, she served as Director of Finance and Operations for its Amazon Fresh division. From October 2015 to February 2017, she was Vice President, Finance and Chief Financial Officer of The Americas Region for Driscoll’s Inc., a global market leader of fresh berries, where she was responsible for treasury, finance, IT, real estate and procurement. Before that, Ms. Matute held financial leadership positions at The Chia Company (the world’s largest producer of Chia seed), Henkel Corp. (a German chemical and consumer goods company), Alcoa Corporation, and Pitney Bowes. She began her career in Latin America with Procter & Gamble.

Pursuant to an Employment Agreement between Calavo and Ms. Matute dated September 13, 2021 (the “Employment Agreement”), Ms. Matute will receive an annual base salary of $430,000, which is subject to increase on an annual basis at the discretion of Calavo’s Compensation Committee. Ms. Matute will be eligible to receive a performance bonus pursuant to Calavo’s Management Incentive Plan of 70% of her annual base salary for any fiscal year in which Calavo achieves its annual performance targets established by Calavo’s Compensation Committee for Calavo’s executive officers. The Compensation Committee may also elect to award Ms. Matute a discretionary bonus. Ms. Matute will receive restricted shares of Calavo common stock having a value of $300,000 upon her commencement date, vesting in three equal annual installments. Calavo will also pay certain relocation expenses for Ms. Matute. Ms. Matute will also be eligible to receive a total of $300,000 per year in equity awards. In the event that Ms. Matute’s employment is terminated without cause or upon good reason, Ms. Matute will receive severance equal to one year of her annual base salary, Calavo-paid health benefits for one year following separation and a pro-rated portion of her annual bonus.

The preceding summary of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by the complete text of the Employment Agreement, which is filed as Exhibit 99.2 to this Current Report on Form 8-K and which is incorporated by reference into this Item 5.02.

Item 7.01.  Regulation FD Disclosure.

On September 15, 2021, the Company issued a press release announcing the appointment of Ms. Matute as Chief Financial Officer. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of Calavo’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits

99.1	Press Release dated September 15, 2021
99.2	Employment Agreement dated September 13, 2021.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
September 17, 2021

	By:	/s/ Steve Hollister
Steve Hollister
Interim Chief Executive Officer and Interim Chief Financial Officer

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